SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-KERR GROUP INC

          THE GABELLI PERFORMANCE PARTNERSHIP
                                 6/26/97            2,000-            3.8750
          GAMCO INVESTORS, INC.
                                 6/23/97            5,000             4.0000
                                 6/20/97           10,000             4.0000
          GAMCO INVESTORS, INC.
                                 7/01/97           20,000             5.2500
                                 6/26/97            2,000             4.0000
                                 6/25/97            1,500-            3.8750
          GABELLI ASSOCIATES LTD
                                 7/01/97           10,000             5.2500





















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.



                                       33